Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Third Quarter 2024 Results

(FAIRMONT, WV) October 30, 2024 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. (“MVB Bank”), today announced financial results for the third quarter of 2024, with reported net income of $2.1 million, or $0.16 basic and diluted earnings per share.

Third Quarter 2024 Highlights
Previously disclosed digital asset program exit reduced EPS by $0.29 in third quarter and $0.37 year-to-date.
Noninterest bearing deposits represent 33.0% of total deposits.
On balance sheet payments-related deposits increased by 60.8% due to growth in existing relationships.
Tangible book value per share of $23.20, up 2.2% from the prior quarter.
Capital strength further enhanced.

From Larry F. Mazza, Chief Executive Officer, MVB Financial:
“MVB continues to be proactive, and we have adapted our growth strategy related to changing market conditions. To this end, we have simplified our number of strategic initiatives to five as we move into fourth quarter. This laser focus by Team MVB will enhance our ability to effectively execute on our revised strategy.

“One example of this laser focus is our payments strategy. Growth in existing account relationships, along with new leadership and initiatives, drove a 60.8% quarter over quarter increase in payments-related deposit balances. Excluding the impact of the digital asset program wind-down and termination costs related to the decision to call two brokered certificates of deposit, net interest income and net interest margin are approaching a positive inflection point. Finally, while loan balances declined partly due to elevated payoff activity, our loan pipeline has improved from earlier this year.

“As previously disclosed, we began winding down MVB’s digital asset program account relationships during the second quarter due to changing market conditions and profitability challenges. While this process is now mostly complete, our third-quarter results reflected both the full quarter impact of this decision and lingering costs associated with the wind-down, without any associated revenue benefit. Alongside a higher cost base, these factors negatively affected earnings in the third quarter, overshadowing some of the positive trends we’ve seen.

“Through it all, MVB’s foundational strength remains intact, evidenced by stable asset quality, an enhanced capital base and growth in tangible book value per share. While our strategic shift has weighed on earnings in the short-term, we are increasingly well-positioned for future growth and improved profitability.”

THIRD QUARTER 2024 HIGHLIGHTS
•Growth in payments and gaming deposits drive increased total deposits.
•Total deposits increased 4.1%, or $118.8 million, to $3.00 billion compared to the prior quarter-end. Deposit growth was led by payments-related deposits, which increased by 60.8%, primarily due to the expansion of existing relationships. Deposit growth also reflected increased gaming deposits, partially offset by the movement of $70.2 million of banking-as-a-service deposits off balance sheet.
•Noninterest bearing (“NIB”) deposits increased 0.5%, or $5.3 million, to $989.1 million. NIB deposits represent 33.0% of total deposits as of September 30, 2024.
•The loan-to-deposit ratio was 72.3% as of September 30, 2024, compared to 76.5% as of June 30, 2024, and 74.7% as of September 30, 2023.
•Net interest income and net interest margin lower on digital asset program wind-down and certificate of deposit termination costs.
•Net interest income on a fully tax-equivalent basis, a non-U.S. GAAP financial measure, declined 3.4%, or $0.9 million, to $26.8 million relative to the prior quarter, reflecting net interest margin contraction and lower earning assets balances.
•Net interest margin on a fully tax-equivalent basis, a non-U.S. GAAP financial measure, was 3.61%, down 14 basis points from the prior quarter. Approximately 11 basis points of the decline in net interest margin is attributable to the wind down of the digital asset program. Also, approximately five basis points of net interest margin compression reflected termination costs of $0.3 million related to the Company’s decision to call two brokered certificates of deposit (“CDs”) with a value of $49.5 million during the third quarter. Total cost of funds was 2.77%, up 23 basis points compared to the prior quarter, primarily reflecting the full quarter impact of the shift in deposit mix from the wind-down of the digital asset program and the brokered CD termination costs.

•Average earning assets balance declined 0.9%, or $26.1 million, from the prior quarter to $2.95 billion, reflecting lower average loan balances, partially offset by higher interest-bearing balances with banks. Average total loan balances declined 2.4%, or $53.3 million, from the prior quarter to $2.18 billion, reflecting elevated loan payoff activity and muted market demand.
•Noninterest income lower on digital asset program exit, masking progress on Fintech fee income and continued mortgage rebound.
•Total noninterest income declined 6.8%, or $0.5 million, relative to the prior quarter, to $6.7 million. The decline is attributable to lower other operating income, primarily a $0.8 million decrease in wire transfer fees reflecting the full quarter impact of the digital asset program wind-down. Excluding other operating income, noninterest income increased 12.8%, reflecting a continued rebound in equity method investment income from our mortgage segment, as well as higher payment card and service charge income, consulting and compliance income and holding gains on equity securities.
•Relative to the prior year period, total noninterest income increased by 15.0%, or $0.9 million, inclusive of the impact of the digital asset program wind-down, to $6.7 million, primarily reflecting higher payment card and service income, which increased by 35.1% year-over-year.
•Foundational strength intact, led by enhanced capital position, growth in tangible book value per share and stable asset quality.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 10.9%, 14.9% and 15.7%, respectively, compared to 10.7%, 14.6% and 15.4%, respectively, at the prior quarter end.
•The tangible common equity ratio, a non-U.S. GAAP financial measure, was 8.8% as of September 30, 2024, down from 8.9% as of June 30, 2024 and up from 7.8% as of September 30, 2023. As of September 30, 2024, accumulated other comprehensive loss declined $5.9 million, or 20.9%, and $17.8 million, or 44.2%, to $22.5 million as compared to $28.4 million at June 30, 2024 and $40.3 million at September 30, 2023, respectively. Adjusted for accumulated other comprehensive loss, the tangible common equity ratio was 9.4% as of September 30, 2024.
•Book value per share and tangible book value per share, a non-U.S. GAAP measure, were $23.44 and $23.20, respectively, which represent increases of 2.2% and 2.2% relative to the prior quarter-end and 9.9% and 10.1% from the year-ago period.
•Nonperforming loans increased $5.5 million, or 23.6%, to $28.6 million, or 1.3% of total loans, from $23.1 million, or 1.0% of total loans, at the prior quarter end. Approximately 47.2% of the balance of nonperforming loans is a single commercial multifamily loan, which had a balance of $13.5 million as of September 30, 2024, down $1.1 million from the prior quarter. The loan is current as of September 30, 2024 and the Company believes the loan is properly collateralized with a loan to value of less than 70%. Criticized loans as a percentage of total loans were 5.7%, consistent with the prior quarter end.
•Net charge-offs were $0.7 million, or 0.1% of loans, for the third quarter of 2024, compared to $0.9 million, or 0.2% of loans, for the prior quarter.
•Provision for credit losses totaled $1.0 million, compared to $0.3 million for the prior quarter and included a credit impairment of an available-for-sale debt security of $0.5 million during the third quarter.
•Allowance for credit losses was 0.99% of total loans, as compared to 1.00% at the prior quarter end.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $26.8 million for the third quarter of 2024, a decline of $0.9 million, or 3.4%, from the second quarter of 2024 and $3.3 million, or 11.0%, from the third quarter of 2023. The decline from both prior periods reflects net interest margin contraction and lower average earning asset balances.

Interest income increased $0.5 million, or 1.1%, from the second quarter of 2024 and declined $1.7 million, or 3.5%, from the third quarter of 2023. The increase in interest income relative to the prior quarter reflects an increase in cash balances due to growth of payment deposits and seasonal considerations. The decline in interest income relative to the year-ago period reflects a decline in cash balances, driven by the exit of digital asset program accounts, and a decline in loan balances, partially offset by a higher tax-equivalent yield on loans and cash balances.

Interest expense increased $1.5 million, or 8.0%, from the second quarter of 2024 and $1.6 million, or 8.6%, from the third quarter of 2024. The cost of funds increased to 2.77% for the third quarter of 2024, as compared to 2.54% for the second quarter of 2024 and 2.43% for the third quarter of 2023. The higher cost of funds compared to the prior quarter was primarily attributable to the full quarter impact of the exit of the digital asset program account relationships and $0.3 million of termination costs related to the Company’s decision to call two brokered CDs during the third quarter. The process of winding down the digital asset program account relationships was initiated during the second quarter of 2024, and the deposits were replaced with higher cost funding throughout the third quarter of 2024. Relative to the year-ago period, the increase reflects the impact of higher interest rates on our deposits, a shift in the mix of average deposits, the exit of the digital asset program account relationships and the termination costs associated with the two brokered CDs that were called.

On a tax-equivalent basis, net interest margin for the third quarter of 2024 was 3.61%, a decline of 14 basis points versus the second quarter of 2024 and 29 basis points versus the third quarter of 2023. See the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-U.S. GAAP measure.
Noninterest income totaled $6.7 million for the third quarter of 2024, a decline of $0.5 million from the second quarter of 2024 and an increase of $0.9 million from the third quarter of 2023. The decline compared to the prior quarter is primarily driven by a decline of $1.2 million in other operating income, partially offset by increases of $0.5 million in holding gains on equity securities and $0.3 million in equity method investments income from our mortgage segment. The $0.9 million increase in noninterest income from the third quarter of 2023 was primarily driven by increases of $1.5 million in equity method investments income from our mortgage segment and $1.0 million in payment card and service charge income, partially offset by a decline of $1.6 million in other operating income.

Noninterest expense totaled $29.5 million for the third quarter of 2024, an increase of $0.6 million from the second quarter of 2024 and a decline of $1.2 million from the third quarter of 2023. The increase from the second quarter of 2024 primarily reflects increases of $0.8 million in salaries and employee benefits and $0.3 million in travel, entertainment, dues and subscriptions, partially offset by a $0.5 million decline in professional fees. The decline from the third quarter of 2023 primarily reflects declines of $1.0 million in professional fees and $0.9 million in other operating expense, partially offset by an increase of $0.7 million in salaries and employee benefit expense.

BALANCE SHEET
Loans totaled $2.17 billion as of September 30, 2024, a decline of $35.5 million, or 1.6%, from June 30, 2024, and $99.2 million, or 4.4%, from September 30, 2023. The decline in loan balances relative to the prior quarters primarily reflects slower loan growth based on overall market conditions and the impact of loan amortization and payoffs.

Deposits totaled $3.00 billion as of September 30, 2024, an increase of $118.8 million, or 4.1%, from June 30, 2024, and a decline of $37.2 million, or 1.2%, from September 30, 2023. The increase in deposits relative to the prior quarter reflects an increase in payment deposits of $190.9 million and higher CD balances. The increase in

CD balances of $77.0 million, or 10.0%, to $846.8 million was primarily driven by a $25.1 million, or 5.0%, increase in brokered CDs and a $52.2 million, or 19.9%, increase in core CDs. Relative to the year-ago period, the decline in total deposits reflects a decline in NIB deposits and increased utilization of off-balance sheet deposit networks to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.

NIB deposits totaled $989.1 million as of September 30, 2024, an increase of $5.3 million, or 0.5%, from June 30, 2024 and a decline of $104.8 million, or 9.6%, from September 30, 2023. Relative to the prior year period, the decline in NIB deposits reflected the exit of digital asset program accounts. Digital asset program account balances declined $6.7 million and $180.1 million to $21.4 million as compared to June 30, 2024 and September 30, 2023, respectively. NIB deposits represented 33.0% of total deposits as of September 30, 2024, compared to 34.1% of total deposits at the prior quarter-end and 36.0% for the year-ago period.

Off-balance sheet deposits totaled $1.44 billion as of September 30, 2024, an increase of $85.2 million, or 6.3%, compared to $1.36 billion at June 30, 2024, and $329.0 million, or 30%, from $1.11 billion at September 30, 2023. Management proactively moved $70.2 million of banking-as-a-service deposits off balance sheet due to uncertainty of the existing regulatory framework for brokered deposits and potential reclassification of certain banking-as-a-service deposits as brokered deposits. Off-balance sheet deposit networks are utilized to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.

CAPITAL
The Community Bank Leverage Ratio was 10.9% as of September 30, 2024, compared to 10.7% as of June 30, 2024, and 10.4% as of September 30, 2023. MVB’s Tier 1 Risk-Based Capital Ratio was 14.9% as of September 30, 2024, compared to 14.6% as of June 30, 2024 and 14.0% as of September 30, 2023. The Bank’s Total Risk-Based Capital Ratio was 15.7% as of September 30, 2024, compared to 15.4% as of June 30, 2024 and 14.8% as of September 30, 2023.

The tangible common equity ratio, a non-U.S. GAAP financial measure, was 8.8% as of September 30, 2024, consistent with June 30, 2024, and up from 7.8% as of September 30, 2023. See the reconciliation of the tangible common equity ratio to its most directly comparable U.S. GAAP financial measure later in this release.

The Company issued a quarterly cash dividend of $0.17 per share for the third quarter of 2024, consistent with the second quarter of 2024 and the third quarter of 2023.

ASSET QUALITY
Nonperforming loans totaled $28.6 million, or 1.3% of total loans, as of September 30, 2024, as compared to $23.1 million, or 1.0% of total loans, as of June 30, 2024, and $10.6 million, or 0.5% of total loans, as of September 30, 2023. Criticized loans as a percentage of total loans were 5.7% as of September 30, 2024 and June 30, 2024, compared to 6.1% as of September 30, 2023.

Net charge-offs were $0.7 million, or 0.1% of average total loans, for the third quarter of 2024, compared to $0.9 million, or 0.2% of average total loans, for the second quarter of 2024 and $5.9 million, or 1.0% of average total loans, for the third quarter of 2023.

The provision for credit losses totaled $1.0 million, compared to $0.3 million for the prior quarter ended June 30, 2024, and a release of allowance of $0.2 million for the quarter ended September 30, 2023. The allowance for credit losses for loans was 0.99% of total loans at September 30, 2024, compared to 1.00% at June 30, 2024, and 1.1% at September 30, 2023.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB Financial is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB Financial, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; impacts related to or resulting from recent turmoil in the banking industry; inability to successfully execute business plans, including strategies related to investments in Fintech companies; risks, uncertainties and losses involved with the developing digital assets industry, including the evolving regulatory framework; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; changes in deposit classifications; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the

Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2024	2024	2023	2024	2023
	Third Quarter	Second Quarter	Third Quarter
Interest income	$46,627	$46,127	$48,325	$142,784	$140,119
Interest expense	20,042	18,557	18,460	58,490	47,943
Net interest income	26,585	27,570	29,865	84,294	92,176
Provision (release of allowance) for credit losses	959	254	(159)	3,210	182
Net interest income after provision (release of allowance) for credit losses	25,626	27,316	30,024	81,084	91,994

Total noninterest income	6,657	7,142	5,791	21,633	15,277

Noninterest expense:
Salaries and employee benefits	16,722	15,949	16,016	49,160	48,508
Other expense	12,763	12,981	14,709	39,446	40,816
Total noninterest expenses	29,485	28,930	30,725	88,606	89,324

Income before income taxes	2,798	5,528	5,090	14,111	17,947
Income taxes	642	1,379	1,218	3,304	3,639
Net income from continuing operations, before noncontrolling interest	2,156	4,149	3,872	10,807	14,308
Income from discontinued operations, before income taxes	—	—	—	—	11,831
Income taxes - discontinued operations	—	—	—	—	3,049
Net income from discontinued operations	—	—	—	—	8,782
Net Income, before noncontrolling interest	2,156	4,149	3,872	10,807	23,090
Net (income) loss attributable to noncontrolling interest	(76)	(60)	(5)	(156)	231
Net income available to common shareholders	$2,080	$4,089	$3,867	$10,651	$23,321

Earnings per share from continuing operations - basic	$0.16	$0.32	$0.30	$0.83	$1.15
Earnings per share from discontinued operations - basic	$—	$—	$—	$—	$0.69
Earnings per share - basic	$0.16	$0.32	$0.30	$0.83	$1.84
Earnings per share from continuing operations - diluted	$0.16	$0.31	$0.29	$0.81	$1.12
Earnings per share from discontinued operations - diluted	$—	$—	$—	$—	$0.67
Earnings per share - diluted	$0.16	$0.31	$0.29	$0.81	$1.79

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2024	2024	2023	2024	2023
	Third Quarter	Second Quarter	Third Quarter
Card acquiring income	$336	$337	$845	$924	$2,255
Service charges on deposits	1,088	1,103	490	3,714	2,676
Interchange income	2,428	2,377	1,517	7,844	5,034
Total payment card and service charge income	3,852	3,817	2,852	12,482	9,965

Equity method investments gain (loss)	746	484	(750)	102	(70)
Compliance and consulting income	1,291	1,274	1,314	3,565	3,326
Gain (loss) on sale of loans	26	—	330	26	(1,015)
Investment portfolio gains (losses)	498	117	244	1,224	(1,734)
Loss on acquisition and divestiture activity	—	—	—	—	(986)
Other noninterest income	244	1,450	1,801	4,234	5,791

Total noninterest income	$6,657	$7,142	$5,791	$21,633	$15,277

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	September 30, 2024	June 30, 2024		September 30, 2023
Cash and cash equivalents	$610,911	$455,517		$587,100
Investment securities available-for-sale	374,828	361,254		311,537
Equity securities	41,760	41,261		40,835
Loans held-for-sale	—	—		7,603
Loans receivable	2,171,272	2,206,793		2,270,433
Less: Allowance for credit losses	(21,499)	(22,084)		(24,276)
Loans receivable, net	2,149,773	2,184,709		2,246,157
Premises and equipment, net	18,838	19,540		21,468
Other assets	222,646	225,723	—	222,883
Total assets	$3,418,756	$3,288,004		$3,437,583

Noninterest-bearing deposits	$989,144	$983,809		$1,093,903
Interest-bearing deposits	2,012,504	1,899,043		1,944,986
Senior term loan	—	—		8,473
Subordinated debt	73,725	73,663		73,478
Other liabilities	40,183	34,826	—	45,374
Stockholders’ equity	303,200	296,663		271,369
Total liabilities and stockholders’ equity	$3,418,756	$3,288,004		$3,437,583

Reportable Segments
(Unaudited)

Three Months Ended September 30, 2024	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$46,539	$103	$2	$—	$(17)	$46,627
Interest expense	19,234	—	808	17	(17)	20,042
Net interest income (expense)	27,305	103	(806)	(17)	—	26,585
Provision for credit losses	459	—	500	—	—	959
Net interest income (expense) after provision for credit losses	26,846	103	(1,306)	(17)	—	25,626

Noninterest income	4,574	768	2,956	2,332	(3,973)	6,657

Noninterest Expenses:
Salaries and employee benefits	10,075	—	4,528	2,119	—	16,722
Other expenses	13,164	4	2,240	1,328	(3,973)	12,763
Total noninterest expenses	23,239	4	6,768	3,447	(3,973)	29,485

Income (loss), before income taxes	8,181	867	(5,118)	(1,132)	—	2,798
Income taxes	1,774	204	(1,063)	(273)	—	642
Net income (loss), before noncontrolling interest	6,407	663	(4,055)	(859)	—	2,156
Net income attributable to noncontrolling interest	—	—	—	(76)	—	(76)
Net income (loss) available to common shareholders	$6,407	$663	$(4,055)	$(935)	$—	$2,080

Three Months Ended June 30, 2024	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$46,038	$103	$3	$—	$(17)	$46,127
Interest expense	17,635	—	922	17	(17)	18,557
Net interest income (expense)	28,403	103	(919)	(17)	—	27,570
Provision for credit losses	254	—	—	—	—	254
Net interest income (expense) after provision for credit losses	28,149	103	(919)	(17)	—	27,316

Noninterest income	4,898	485	2,769	3,128	(4,138)	7,142

Noninterest Expenses:
Salaries and employee benefits	9,359	—	4,473	2,117	—	15,949
Other expenses	13,257	—	2,080	1,782	(4,138)	12,981
Total noninterest expenses	22,616	—	6,553	3,899	(4,138)	28,930

Income (loss) before income taxes	10,431	588	(4,703)	(788)	—	5,528
Income taxes	2,438	145	(1,016)	(188)	—	1,379
Net income (loss), before noncontrolling interest	7,993	443	(3,687)	(600)	—	4,149
Net income attributable to noncontrolling interest	—	—	—	(60)	—	(60)
Net income (loss) available to common shareholders	$7,993	$443	$(3,687)	$(660)	$—	$4,089

Three Months Ended September 30, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$48,268	$103	$2	$—	$(48)	$48,325
Interest expense	17,454	—	1,000	54	(48)	18,460
Net interest income (expense)	30,814	103	(998)	(54)	—	29,865
Release of allowance for credit losses	(159)	—	—	—	—	(159)
Net interest income (expense) after release of allowance for credit losses	30,973	103	(998)	(54)	—	30,024

Noninterest income	4,980	(742)	2,576	3,099	(4,122)	5,791

Noninterest Expenses:
Salaries and employee benefits	9,787	—	4,129	2,100	—	16,016
Other expenses	14,701	13	1,992	2,125	(4,122)	14,709
Total noninterest expenses	24,488	13	6,121	4,225	(4,122)	30,725

Income (loss), before income taxes	11,465	(652)	(4,543)	(1,180)	—	5,090
Income taxes	2,628	(153)	(978)	(279)	—	1,218
Net income (loss), before noncontrolling interest	8,837	(499)	(3,565)	(901)	—	3,872
Net income attributable to noncontrolling interest	—	—	—	(5)	—	(5)
Net income (loss) available to common shareholders	$8,837	$(499)	$(3,565)	$(906)	$—	$3,867

Nine Months Ended September 30, 2024	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$142,519	$309	$7	$—	$(51)	$142,784
Interest expense	55,796	—	2,689	56	(51)	58,490
Net interest income (expense)	86,723	309	(2,682)	(56)	—	84,294
Provision for credit losses	2,710	—	500	—	—	3,210
Net interest income (expense) after provision for credit losses	84,013	309	(3,182)	(56)	—	81,084

Noninterest income	16,993	124	7,990	8,724	(12,198)	21,633

Noninterest Expenses:
Salaries and employee benefits	29,257	—	13,679	6,224	—	49,160
Other expenses	40,242	4	6,161	5,237	(12,198)	39,446
Total noninterest expenses	69,499	4	19,840	11,461	(12,198)	88,606

Income (loss), before income taxes	31,507	429	(15,032)	(2,793)	—	14,111
Income taxes	7,090	120	(3,236)	(670)	—	3,304
Net income (loss), before noncontrolling interest	24,417	309	(11,796)	(2,123)	—	10,807
Net income attributable to noncontrolling interest	—	—	—	(156)	—	(156)
Net income (loss) available to common shareholders	$24,417	$309	$(11,796)	$(2,279)	$—	$10,651

Nine Months Ended September 30, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$139,859	$313	$38	$—	$(91)	$140,119
Interest expense	44,934	—	2,992	108	(91)	47,943
Net interest income (expense)	94,925	313	(2,954)	(108)	—	92,176
Provision for credit losses	182	—	—	—	—	182
Net interest income (expense) after provision for credit losses	94,743	313	(2,954)	(108)	—	91,994

Noninterest income	12,111	(56)	8,102	5,934	(10,814)	15,277

Noninterest Expenses:
Salaries and employee benefits	27,891	7	13,702	6,908	—	48,508
Other expenses	39,903	65	6,072	5,590	(10,814)	40,816
Total noninterest expenses	67,794	72	19,774	12,498	(10,814)	89,324

Income (loss), before income taxes	39,060	185	(14,626)	(6,672)	—	17,947
Income taxes	8,380	(14)	(3,127)	(1,600)	—	3,639
Net income (loss) from continuing operations	30,680	199	(11,499)	(5,072)	—	14,308
Income from discontinued operations, before income taxes	—	—	—	11,831	—	11,831
Income tax expense - discontinued operations	—	—	—	3,049	—	3,049
Net income from discontinued operations	—	—	—	8,782	—	8,782
Net income (loss), before noncontrolling interest	30,680	199	(11,499)	3,710	—	23,090
Net loss attributable to noncontrolling interest	—	—	—	231	—	231
Net income (loss) available to common shareholders	$30,680	$199	$(11,499)	$3,941	$—	$23,321

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$400,330	$5,218	5.19%	$380,278	$5,065	5.36%	$483,158	$6,404	5.26%
Investment securities:
Taxable	258,151	1,846	2.84	252,963	1,905	3.03	206,340	1,056	2.03
Tax-exempt [1]	104,769	867	3.29	102,785	684	2.68	107,490	1,016	3.75
Loans and loans held-for-sale: [2]
Commercial	1,553,666	31,136	7.97	1,597,359	30,824	7.76	1,593,875	31,348	7.80
Tax-exempt [1]	3,129	34	4.32	3,261	35	4.32	3,678	40	4.31
Real estate	558,691	6,446	4.59	563,011	6,391	4.57	573,579	6,351	4.39
Consumer	68,337	1,269	7.39	73,531	1,374	7.52	95,032	2,331	9.73
Total loans	2,183,823	38,885	7.08	2,237,162	38,624	6.94	2,266,164	40,070	7.02
Total earning assets	2,947,073	46,816	6.32	2,973,188	46,278	6.26	3,063,152	48,546	6.29
Less: Allowance for credit losses	(22,043)			(22,596)			(29,693)
Cash and due from banks	4,638			4,528			6,686
Other assets	284,640			305,644			281,504
Total assets	$3,214,308			$3,260,764			$3,321,649

Liabilities
Deposits:
NOW	$534,494	$4,422	3.29%	$465,587	$4,139	3.58%	$674,745	$4,970	2.92%
Money market checking	434,174	3,378	3.10	400,205	3,337	3.35	537,592	3,294	2.43
Savings	116,861	883	3.01	112,225	944	3.38	72,206	438	2.41
IRAs	8,164	91	4.43	7,948	81	4.10	6,788	56	3.27
CDs	800,986	10,440	5.19	731,337	9,130	5.02	664,281	8,702	5.20
Repurchase agreements and federal funds sold	3,589	19	2.11	3,459	4	0.47	4,911	—	—
FHLB and other borrowings	44	—	—	—	—	—	278	—	—
Senior term loan [3]	—	—	—	2,736	114	16.76	8,751	191	8.66
Subordinated debt	73,702	809	4.37	73,629	808	4.41	73,446	809	4.37
Total interest-bearing liabilities	1,972,014	20,042	4.04	1,797,126	18,557	4.15	2,042,998	18,460	3.58
Noninterest-bearing demand deposits	910,787			1,139,070			975,164
Other liabilities	37,591			36,101			38,021
Total liabilities	2,920,392			2,972,297			3,056,183

Stockholders’ equity
Common stock	13,776			13,731			13,570
Paid-in capital	163,189			162,518			159,050
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	160,694			161,709			146,504
Accumulated other comprehensive loss	(27,069)			(32,299)			(36,865)
Total stockholders’ equity attributable to parent	293,849			288,918			265,518
Noncontrolling interest	67			(451)			(52)
Total stockholders’ equity	293,916			288,467			265,466
Total liabilities and stockholders’ equity	$3,214,308			$3,260,764			$3,321,649

Net interest spread (tax-equivalent)			2.28%			2.11%			2.71%
Net interest income and margin (tax-equivalent)[1]		$26,774	3.61%		$27,721	3.75%		$30,086	3.90%
Less: Tax-equivalent adjustments		$(189)			$(151)			$(221)
Net interest spread			2.25%			2.09%			2.68%
Net interest income and margin		$26,585	3.59%		$27,570	3.73%		$29,865	3.87%
1In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 19.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 The senior term loan was paid off in May 2024, and the unamortized debt issuance costs were recorded as interest expense upon the repayment.

	Nine Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$443,475	$17,624	5.31%	$405,012	$15,099	4.98%
Investment securities:
Taxable	252,423	5,494	2.91	221,089	4,133	2.50
Tax-exempt [1]	104,622	2,436	3.11	122,818	3,471	3.78
Loans and loans held-for-sale: [2]
Commercial	1,592,295	94,112	7.89	1,616,510	90,413	7.48
Tax-exempt [1]	3,254	106	4.35	3,813	125	4.38
Real estate	565,923	19,450	4.59	596,070	18,343	4.11
Consumer	73,039	4,095	7.49	120,075	9,290	10.34
Total loans	2,234,511	117,763	7.04	2,336,468	118,171	6.76
Total earning assets	3,035,031	143,317	6.31	3,085,387	140,874	6.10
Less: Allowance for credit losses	(22,298)			(31,656)
Cash and due from banks	4,856			4,252
Other assets	308,351			303,233
Total assets	$3,325,940			$3,361,216

Liabilities
Deposits:
NOW	$518,595	$13,490	3.47%	$717,527	$14,448	2.69%
Money market checking	414,453	10,474	3.38	455,463	6,661	1.96
Savings	130,848	3,468	3.54	79,187	1,430	2.41
IRAs	7,958	246	4.13	6,448	128	2.65
CDs	735,883	28,097	5.10	572,078	21,396	5.00
Repurchase agreements and federal funds sold	3,334	23	0.92	5,974	—	—
FHLB and other borrowings	29	2	5.99	23,449	888	5.06
Senior term loan [3]	3,146	264	11.21	9,285	583	8.39
Subordinated debt	73,634	2,426	4.40	73,383	2,409	4.39
Total interest-bearing liabilities	1,887,880	58,490	4.14	1,942,794	47,943	3.30
Noninterest-bearing demand deposits	1,109,089			1,107,712
Other liabilities	38,566			37,987
Total liabilities	3,035,535			3,088,493

Stockholders’ equity
Common stock	13,722			13,525
Paid-in capital	162,416			157,034
Treasury stock	(16,741)			(16,741)
Retained earnings	161,113			153,769
Accumulated other comprehensive income loss	(29,965)			(34,980)
Total stockholders’ equity attributable to parent	290,545			272,607
Noncontrolling interest	(140)			116
Total stockholders’ equity	290,405			272,723
Total liabilities and stockholders’ equity	$3,325,940			$3,361,216

Net interest spread (tax-equivalent)			2.17%			2.80%
Net interest income and margin (tax-equivalent)[1]		$84,827	3.73%		$92,931	4.03%
Less: Tax-equivalent adjustments		$(533)			$(755)
Net interest spread			2.14%			2.77%
Net interest income and margin		$84,294	3.71%		$92,176	3.99%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 19.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 The senior term loan was paid off in May 2024, and the unamortized debt issuance costs were recorded as interest expense upon the repayment.

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly				Year-to-Date
	2024	2024	2023		2024	2023
	Third Quarter	Second Quarter	Third Quarter
Earnings and Per Share Data:
Net income	$2,080	$4,089	$3,867		$10,651	$23,321
Earnings per share from continuing operations - basic	$0.16	$0.32	$0.30		$0.83	$1.15
Earnings per share from discontinued operations - basic	$—	$—	$—		$—	$0.69
Earnings per share - basic	$0.16	$0.32	$0.30		$0.83	$1.84
Earnings per share from continuing operations - diluted	$0.16	$0.31	$0.29		$0.81	$1.12
Earnings per share from discontinued operations - diluted	$—	$—	$—		$—	$0.67
Earnings per share - diluted	$0.16	$0.31	$0.29		$0.81	$1.79
Cash dividends paid per common share	$0.17	$0.17	$0.17		$0.51	$0.51
Book value per common share	$23.44	$22.94	$21.33		$23.44	$21.33
Tangible book value per common share [1]	$23.20	$22.70	$21.08		$23.20	$21.08
Weighted-average shares outstanding - basic	12,927,962	12,883,426	12,722,010		12,874,311	12,678,708
Weighted-average shares outstanding - diluted	13,169,011	13,045,660	13,116,629		13,121,245	13,012,834

Performance Ratios:
Return on average assets [2]	0.3%	0.5%	0.5%		0.4%	0.9%
Return on average equity [2]	2.8%	5.7%	5.8%		4.9%	11.4%
Net interest margin 3 4	3.61%	3.75%	3.90%		3.73%	4.03%
Efficiency ratio [5]	88.7%	83.3%	86.2%		83.6%	75.4%
Overhead ratio 2 6	3.7%	3.5%	3.7%		3.6%	3.5%
Equity to assets	8.9%	9.0%	7.9%		8.9%	7.9%

Asset Quality Data and Ratios:
Charge-offs	$1,392	$1,538	$8,064		$5,080	$16,611
Recoveries	$681	$688	$2,205		$2,204	$7,842
Net loan charge-offs to total loans 2 7	0.1%	0.2%	1.0%		0.2%	0.5%
Allowance for credit losses	$21,499	$22,084	$24,276		$21,499	$24,276
Allowance for credit losses to total loans [8]	0.99%	1.00%	1.07%	1.07%	0.99%	1.07%
Nonperforming loans	$28,556	$23,099	$10,593		$28,556	$10,593
Nonperforming loans to total loans	1.3%	1.0%	0.5%		1.3%	0.5%

Mortgage Company Equity Method Investees Production Data[9]:
Mortgage pipeline	$1,048,865	$927,875	$643,578		$1,048,865	$643,578
Loans originated	$1,469,223	$1,383,405	$1,131,963		$3,902,717	$3,299,253
Loans closed	$937,333	$828,849	$786,885		$2,419,488	$2,282,768
Loans sold	$655,668	$639,035	$605,296		$2,210,818	$1,827,019
1 Common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 19.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-U.S. GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure.
6 Noninterest expense as a percentage of average assets, a non-U.S. GAAP measure.
7 Charge-offs, less recoveries.
8 Excludes loans held-for-sale.
9 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.

Non-U.S. GAAP Reconciliation: Net Interest Margin on a Fully Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net interest margin - U.S. GAAP basis
Net interest income	$26,585	$27,570	$29,865	$84,294	$92,176
Average interest-earning assets	$2,947,073	$2,973,188	$3,063,152	3,035,031	3,085,387
Net interest margin	3.59%	3.73%	3.87%	3.71%	3.99%

Net interest margin - non-U.S. GAAP basis
Net interest income	$26,585	$27,570	$29,865	$84,294	$92,176
Impact of fully tax-equivalent adjustment	189	151	221	533	755
Net interest income on a fully tax-equivalent basis	$26,774	$27,721	$30,086	84,827	92,931
Average interest-earning assets	$2,947,073	$2,973,188	$3,063,152	$3,035,031	$3,085,387
Net interest margin on a fully tax-equivalent basis	3.61%	3.75%	3.90%	3.73%	4.03%

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	September 30, 2024	June 30, 2024	September 30, 2023
Tangible Book Value per Common Share
Goodwill	$2,838	$2,838	$2,838
Intangibles	285	307	375
Total intangibles	$3,123	3,145	3,213

Total equity attributable to parent	$303,086	296,625	271,416
Less: Total intangibles	(3,123)	(3,145)	(3,213)
Tangible common equity	$299,963	$293,480	$268,203

Tangible common equity	$299,963	$293,480	$268,203
Common shares outstanding (000s)	12,928	12,928	12,726
Tangible book value per common share	$23.20	$22.70	$21.08

Tangible Common Equity Ratio
Total assets	$3,418,756	$3,288,004	$3,437,583
Less: Total intangibles	(3,123)	(3,145)	(3,213)
Tangible assets	$3,415,633	$3,284,859	$3,434,370

Tangible assets	$3,415,633	$3,284,859	$3,434,370
Tangible common equity	$299,963	$293,480	$268,203
Tangible common equity ratio	8.8%	8.9%	7.8%

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